Exhibit 99.1
 Rapid7 Announces Third Quarter 2018 Financial Results

•	Revenue of $62.4 million under ASC 606

•	Revenue growth of 30% year-over-year under ASC 605

•	Annualized recurring revenue of $217.4 million, an increase of 46% year-over-year

•	Raised revenue guidance for full-year 2018
Boston, MA – November 6, 2018 – Rapid7, Inc. (Nasdaq: RPD), powering SecOps through its visibility, analytics and automation cloud, today announced its financial results for the third quarter of 2018.

“Rapid7 had a great third quarter reflecting strong performance across the board” said Corey Thomas, President and CEO of Rapid7. “As security teams with limited resources try to manage increasing workloads driven by a more complex ecosystem, and a rising threat environment, our customers are seeking solutions to help them streamline their processes, reduce risk and quickly respond to issues. With the launch of InsightConnect and the acquisition of tCell, we are executing on our vision to expand our best-of-breed platform, which helps customers not only identify security problems but also resolve them more efficiently.”

“For the fifth quarter in a row, our ARR growth accelerated, reaching 46%, driven by strong new customer growth, lower churn and the success of our platform strategy. We are exceeding our growth goals while demonstrating greater operating leverage.”
Third Quarter 2018 Financial Results (under ASC 606)

•	Total revenue for the third quarter of 2018 was $62.4 million.

•	For the third quarter of 2018, GAAP loss from operations was $(11.3) million and non-GAAP loss from operations was $(2.8) million.

•	For the third quarter of 2018, GAAP net loss was $(11.8) million or a GAAP loss per share of $(0.25) and non-GAAP net loss was $(2.1) million or a non-GAAP net loss per share of $(0.04).

•	Adjusted EBITDA was $(1.1) million in the third quarter of 2018.

•
For the third quarter of 2018, total revenue from North America was $53.2 million and comprised 85% of total revenue. Total revenue from the rest of world was $9.2 million and comprised 15% of total revenue in the third quarter of 2018.

•
Cash flow from operating activities was $(4.1) million for the third quarter of 2018, compared to $5.7 million for the third quarter of 2017. Cash flow from operating activities was $(5.9) million in the first nine months of 2018, compared to $5.1 million in the first nine months of 2017.

Third Quarter 2018 Financial Results (under ASC 605)

•	Total revenue for the third quarter of 2018 was $65.5 million, an increase of 30% year-over-year.

•
For the third quarter of 2018, GAAP loss from operations was $(10.0) million, compared to GAAP loss from operations of $(13.0) million in the third quarter of 2017. For the third quarter of 2018, non-GAAP loss from operations was $(1.5) million, compared to non-GAAP loss from operations of $(6.8) million in the third quarter of 2017.

•
For the third quarter of 2018, GAAP net loss was $(10.5) million or a GAAP loss per share of $(0.22), compared to a GAAP net loss of $(10.3) million or a GAAP loss per share of $(0.24) for the third quarter of 2017. For the third quarter of 2018, non-GAAP net loss was $(0.8) million or a non-GAAP net loss per share of $(0.02), compared to a non-GAAP net loss of $(6.6) million or a non-GAAP net loss per share of $(0.15) for the third quarter of 2017.

•	Adjusted EBITDA was $0.2 million in the third quarter of 2018, compared to adjusted EBITDA of $(5.6) million in the third quarter of 2017.

•
For the third quarter of 2018, total revenue from North America increased 29% year-over-year to $55.4 million and comprised 85% of total revenue. Total revenue from the rest of the world increased 33% year-over-year to $10.1 million and comprised 15% of total revenue for the third quarter of 2018.

rapid7.com

Recent Business Metrics and Highlights

•	Annualized recurring revenue (ARR) for the third quarter of 2018 was $217.4 million, an increase of 46% year-over-year.

•
Our renewal rate for the third quarter of 2018, which includes upsells and cross-sells of additional products and services, was 120%. The expiring renewal rate, which excludes upsells and cross-sells of additional products and services, was 90% in the third quarter of 2018.

•
82% (under ASC 606) and 81% (under ASC 605) of total revenue in the third quarter of 2018 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses, up from 71% (under ASC 605) in the third quarter of 2017. Recurring revenue increased 48% year-over-year.

•	85% (under ASC 606) and 87% (under ASC 605) of total revenue for the third quarter of 2018 came from deferred revenue on the balance sheet at the beginning of the quarter.

•	Ended the third quarter of 2018 with 7,400 customers, an increase of 10% year-over-year.

•
Calculated billings were $61.1 million (under ASC 606) and $61.0 million (under ASC 605) for the third quarter of 2018, an increase of 4% year-over-year. Growth in calculated billings was depressed by a decrease in weighted average contract lengths from 23 months to 17 months year-over-year as we shift the business towards recurring revenue, and a decrease in professional services billings. During the transition to a more subscription-based model, we believe calculated billings will be a less meaningful metric for our operations.

•
In August 2018, we issued $230.0 million aggregate principal amount of 1.25% convertible senior notes due August 2023. The total net proceeds from the offering, after deducting initial purchase discounts and estimated debt issuance costs, was $223.1 million. In connection with the issuance of these notes, we paid $26.9 million for capped call transactions with certain counterparties, which are expected to offset the potential dilution to our common stock upon any conversion of the notes.

•	In August 2018, we were recognized by Frost & Sullivan with its 2018 Global Vulnerability Management Market Leadership Award.

•	In October 2018, we acquired tCell.io, Inc. (tCell), a leading provider of web application threat defense and monitoring, for total cash consideration of $14.4 million.

•
In October 2018, we began the global rollout of InsightConnect, a security orchestration and automation solution that helps security teams reduce manual workloads, create efficiency without sacrificing control, and work more efficiently with IT and development teams. In addition, our InsightVM and InsightIDR solutions will include pre-built automation functionality for some of the most common use cases.

•	Please see investors.rapid7.com for our Financial Metrics spreadsheet.

•	For additional details on the reconciliation of non-GAAP measures to their nearest comparable GAAP measures, please refer to the accompanying financial data tables contained in this press release.
Fourth Quarter and Full-Year 2018 Guidance

For the fourth quarter and the full-year 2018 we will be providing guidance on an ASC 606 basis only.

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Fourth Quarter and Full-Year 2018 Guidance Under ASC 606 (in millions, except per share data)

	Fourth Quarter 2018			Full-Year 2018
Revenue	$65.8	to	$67.2	$241.1	to	$242.5
Year-over-year growth				20%	to	21%
Non-GAAP loss from operations	$(5.5)	to	$(4.5)	$(23.0)	to	$(22.0)
Non-GAAP net loss per share	$(0.10)	to	$(0.08)	$(0.46)	to	$(0.43)
Weighted average shares outstanding			47.5			46.5

rapid7.com

Guidance for the fourth quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs, and certain non-recurring items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.
Third Quarter 2018 Line Items Impacted by the Adoption of ASC 606

For the third quarter of 2018, we recognized revenue under ASC 606. For the third quarter of 2017, however, we recognized revenue under ASC 605. Therefore, the periods are not directly comparable. In addition, since we adopted ASC 606 using the modified retrospective method, we have presented in the table below, for the third quarter of 2018, a summary of certain consolidated financial statement line items impacted by the adoption of ASC 606 with a comparison of these line items to ASC 605.

	Three Months Ended September 30, 2018
	Under ASC 606	Under ASC 605	Difference
	(in thousands)
Products	$43,829	45,310	$(1,481)
Maintenance and support	10,614	11,467	(853)
Professional services	7,922	8,730	(808)
Total revenue	62,365	65,507	(3,142)

Cost of revenue - GAAP	17,810	17,766	44
Gross margin - GAAP	71.4%	72.9%

Cost of revenue - non-GAAP	16,431	16,387	44
Gross margin - non-GAAP	73.7%	75.0%

Sales and marketing - GAAP	30,570	32,468	(1,898)
Sales and marketing - non-GAAP	28,466	30,364	(1,898)

GAAP loss from operations	(11,301)	(10,013)	(1,288)
Non-GAAP loss from operations	(2,822)	(1,534)	(1,288)

Deferred revenue, current portion	159,408	165,673	(6,265)
Deferred revenue, non-current portion	63,680	46,331	17,349
Total deferred revenue	223,088	212,004	11,084
Conference Call and Webcast Information
Rapid7 will host a conference call today, November 6, 2018, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on the Company’s website at https://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 1228978) until November 13, 2018. A webcast replay will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq:RPD) powers the practice of SecOps by delivering shared visibility, analytics, and automation that unites security, IT, and DevOps teams. The Rapid7 Insight platform empowers these teams to jointly manage and reduce risk, detect and contain attackers, and analyze and optimize operations. Rapid7 technology, services, and research drive vulnerability management, application security, incident detection and response, and log management for 7,400 organizations across more

rapid7.com

than 120 countries, including 52% of the Fortune 100. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.
Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA (non-GAAP). Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, and (8) certain non-recurring items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs and certain non-recurring items such as acquisition-related expenses, secondary public offering costs, and litigation-related expenses. We exclude litigation-related charges or benefits as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

Annualized Recurring Revenue (ARR). ARR is a financial measure that we define as the annual value of all recurring revenue related contracts in place at the end of the quarter. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.

Calculated Billings (non-GAAP). Calculated billings is a non-GAAP measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. Historically, we have considered calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business. With the expansion of our subscription, cloud-based product offerings (InsightVM, InsightIDR, InsightAppSec, InsightOps, and InsightConnect) on the Insight platform, the shift of our other products to subscription pricing,

rapid7.com

and the shift of our sales compensation plans to ARR, we believe calculated billings is a less meaningful metric for our operations. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of their business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of historical non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding demand for our product and service offerings, guidance for the fourth quarter and full-year 2018, expected benefits, features and availability of InsightConnect and automation functionality in InsightIDR and InsightVM, and the potential benefits of the acquisition of tCell, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2018 filed with the Securities and Exchange Commission on August 7, 2018, and subsequent reports that we file with the Securities and Exchange Commission.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
###
Investor contact:
Jeff Bray, CFA
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4136

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2018		December 31, 2017
	Under ASC 606	Under ASC 605	Under ASC 605
Assets
Current assets:
Cash and cash equivalents	$131,160	$131,160	$51,562
Short-term investments	140,633	140,633	39,178
Accounts receivable, net	53,771	53,771	73,661
Deferred contract acquisition and fulfillment costs, current portion	10,376	—	—
Prepaid expenses and other current assets	11,616	11,359	8,877
Total current assets	347,556	336,923	173,278
Long-term investments	39,275	39,275	1,102
Property and equipment, net	11,859	11,859	8,589
Goodwill	83,164	83,164	83,164
Intangible assets, net	16,023	16,023	16,640
Deferred contract acquisition and fulfillment costs, non-current portion	23,174	—	—
Other assets	906	906	1,363
Total assets	$521,957	$488,150	$284,136
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,766	$2,766	$2,240
Accrued expenses	27,392	27,392	29,728
Deferred revenue, current portion	159,408	165,673	155,811
Other current liabilities	838	838	1,706
Total current liabilities	190,404	196,669	189,485
Convertible senior notes, net	172,165	172,165	—
Deferred revenue, non-current portion	63,680	46,331	68,689
Other long-term liabilities	2,607	2,178	1,809
Total liabilities	428,856	417,343	259,983
Stockholders’ equity:
Common stock	473	473	441
Treasury stock	(4,764)	(4,764)	(4,764)
Additional paid-in-capital	549,101	549,101	463,428
Accumulated other comprehensive loss	(144)	(144)	(39)
Accumulated deficit	(451,565)	(473,859)	(434,913)
Total stockholders’ equity	93,101	70,807	24,153
Total liabilities and stockholders’ equity	$521,957	$488,150	$284,136

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Revenue:
Products	$43,829	$45,310	$29,626	$118,151	$124,119	$82,736
Maintenance and support	10,614	11,467	11,654	31,977	34,707	33,794
Professional services	7,922	8,730	9,241	25,193	26,459	26,679
Total revenue	62,365	65,507	50,521	175,321	185,285	143,209
Cost of revenue:
Products	10,294	10,256	6,888	28,380	28,346	17,155
Maintenance and support	1,901	1,901	1,739	5,757	5,757	5,467
Professional services	5,615	5,609	5,740	17,660	17,645	17,088
Total cost of revenue	17,810	17,766	14,367	51,797	51,748	39,710
Total gross profit	44,555	47,741	36,154	123,524	133,537	103,499
Operating expenses:
Research and development	17,111	17,111	13,570	49,915	49,915	36,836
Sales and marketing	30,570	32,468	28,224	90,779	97,213	80,166
General and administrative	8,175	8,175	7,402	25,056	25,056	21,906
Total operating expenses	55,856	57,754	49,196	165,750	172,184	138,908
Loss from operations	(11,301)	(10,013)	(13,042)	(42,226)	(38,647)	(35,409)
Other income (expense), net:
Interest income	813	813	209	1,520	1,520	666
Interest expense	(1,679)	(1,679)	(11)	(1,681)	(1,681)	(81)
Other income (expense), net	181	181	235	(67)	(67)	349
Loss before income taxes	(11,986)	(10,698)	(12,609)	(42,454)	(38,875)	(34,475)
Provision for (benefit from) income taxes	(155)	(155)	(2,325)	71	71	(2,009)
Net loss	$(11,831)	$(10,543)	$(10,284)	$(42,525)	$(38,946)	$(32,466)
Net loss per share, basic and diluted	$(0.25)	$(0.22)	$(0.24)	$(0.92)	$(0.84)	$(0.76)
Weighted-average common shares outstanding, basic and diluted	46,914,077	46,914,077	43,279,025	46,139,978	46,139,978	42,693,212

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Cash flows from operating activities:
Net loss	$(11,831)	$(10,543)	$(10,284)	$(42,525)	$(38,946)	$(32,466)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,660	2,660	2,067	7,737	7,737	5,304
Amortization of debt discount and issuance costs	1,296	1,296	—	1,296	1,296	—
Stock-based compensation expense	7,424	7,424	5,288	20,999	20,999	14,738
Provision for doubtful accounts	24	24	31	480	480	509
Deferred income taxes	—	—	(2,632)	—	—	(2,632)
Foreign currency re-measurement loss (gain)	95	95	(172)	566	566	(410)
Other non-cash (income) expense	(274)	(274)	39	(345)	(345)	214
Changes in operating assets and liabilities:
Accounts receivable	(5,299)	(5,299)	(1,110)	19,287	19,287	130
Deferred contract acquisition and fulfillment costs	(1,854)	—	—	(6,385)	—	—
Prepaid expenses and other assets	1,168	1,210	189	(2,434)	(2,207)	601
Accounts payable	(1,826)	(1,826)	1,335	565	565	(322)
Accrued expenses	5,632	5,632	2,925	(2,174)	(2,174)	803
Deferred revenue	(1,312)	(4,496)	8,214	(2,313)	(12,504)	19,580
Other liabilities	47	47	(146)	(622)	(622)	(965)
Net cash (used in) provided by operating activities	(4,050)	(4,050)	5,744	(5,868)	(5,868)	5,084
Cash flows from investing activities:
Business acquisition, net of cash acquired	—	—	(14,717)	—	—	(14,717)
Purchases of property and equipment	(2,754)	(2,754)	(928)	(8,404)	(8,404)	(3,506)
Capitalization of internal-use software costs	(1,092)	(1,092)	(440)	(2,505)	(2,505)	(756)
Purchases of investments	(168,290)	(168,290)	(5,856)	(178,945)	(178,945)	(21,684)
Sales/maturities of investments	6,448	6,448	9,917	39,576	39,576	24,522
Net cash used in investing activities	(165,688)	(165,688)	(12,024)	(150,278)	(150,278)	(16,141)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $6,471	223,529	223,529	—	223,529	223,529	—
Purchase of capped calls related to convertible senior notes	(26,910)	(26,910)	—	(26,910)	(26,910)	—
Proceeds from secondary public offering, net of offering costs of $608	—	—	—	30,907	30,907	—
Deferred business acquisition payment	—	—	—	—	—	(796)
Taxes paid related to net share settlement of equity awards	(707)	(707)	(207)	(1,712)	(1,712)	(468)
Proceeds from employee stock purchase plan	2,005	2,005	1,415	3,637	3,637	2,914
Proceeds from stock option exercises	1,864	1,864	884	6,521	6,521	4,995
Net cash provided by financing activities	199,781	199,781	2,092	235,972	235,972	6,645
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(114)	(114)	175	(428)	(428)	319
Net increase (decrease) in cash, cash equivalents and restricted cash	29,929	29,929	(4,013)	79,398	79,398	(4,093)
Cash, cash equivalents and restricted cash, beginning of period	101,231	101,231	53,068	51,762	51,762	53,148
Cash, cash equivalents and restricted cash, end of period	$131,160	$131,160	$49,055	$131,160	$131,160	$49,055

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Total gross profit (GAAP)	$44,555	$47,741	$36,154	$123,524	$133,537	$103,499
Add: Stock-based compensation expense[1]	478	478	305	1,321	1,321	815
Add: Amortization of acquired intangible assets[2]	901	901	853	2,702	2,702	1,731
Total gross profit (non-GAAP)	$45,934	$49,120	$37,312	$127,547	$137,560	$106,045
Gross margin (non-GAAP)	73.7%	75.0%	73.9%	72.8%	74.2%	74.0%
Gross profit (GAAP) - Products	$33,535	$35,054	$22,738	$89,771	$95,773	$65,581
Add: Stock-based compensation expense	142	142	92	424	424	242
Add: Amortization of acquired intangible assets	901	901	853	2,702	2,702	1,731
Total gross profit (non-GAAP) - Products	$34,578	$36,097	$23,683	$92,897	$98,899	$67,554
Gross margin (non-GAAP) - Products	78.9%	79.7%	79.9%	78.6%	79.7%	81.7%
Gross profit (GAAP) - Maintenance and support	$8,713	$9,566	$9,915	$26,220	$28,950	$28,327
Add: Stock-based compensation expense	73	73	71	161	161	212
Total gross profit (non-GAAP) - Maintenance and support	$8,786	$9,639	$9,986	$26,381	$29,111	$28,539
Gross margin (non-GAAP) - Maintenance and support	82.8%	84.1%	85.7%	82.5%	83.9%	84.4%
Gross profit (GAAP) - Professional services	$2,307	$3,121	$3,501	$7,533	$8,814	$9,591
Add: Stock-based compensation expense	263	263	142	736	736	361
Total gross profit (non-GAAP) - Professional services	$2,570	$3,384	$3,643	$8,269	$9,550	$9,952
Gross margin (non-GAAP) - Professional services	32.4%	38.8%	39.4%	32.8%	36.1%	37.3%
Loss from operations (GAAP)	$(11,301)	$(10,013)	$(13,042)	$(42,226)	$(38,647)	$(35,409)
Add: Stock-based compensation expense[1]	7,424	7,424	5,288	20,999	20,999	$14,738
Add: Amortization of acquired intangible assets[2]	940	940	894	2,821	2,821	$1,863
Add: Acquisition-related expenses[3]	115	115	87	115	115	167
Add: Secondary public offering costs[4]	—	—	—	205	205	—
Add: Litigation-related expenses[5]	—	—	—	400	400	—
Loss from operations (non-GAAP)	$(2,822)	$(1,534)	$(6,773)	$(17,686)	$(14,107)	$(18,641)
Net loss (GAAP)	$(11,831)	$(10,543)	$(10,284)	$(42,525)	$(38,946)	$(32,466)
Add: Stock-based compensation expense[1]	7,424	7,424	5,288	20,999	20,999	14,738
Add: Amortization of acquired intangible assets[2]	940	940	894	2,821	2,821	1,863
Add: Acquisition-related expenses[3]	115	115	87	115	115	167
Add: Secondary public offering costs[4]	—	—	—	205	205	—
Add: Litigation-related expenses[5]	—	—	—	400	400	—
Add: Release of valuation allowance, acquisition-related	—	—	(2,632)	—	—	(2,632)
Add: Amortization of debt discount and issuance costs	1,296	1,296	—	1,296	1,296	—
Net loss (non-GAAP)	$(2,056)	$(768)	$(6,647)	$(16,689)	$(13,110)	$(18,330)
Net loss per share, basic and diluted (non-GAAP)	$(0.04)	$(0.02)	$(0.15)	$(0.36)	$(0.28)	$(0.43)
Weighted-average common shares outstanding, basic and diluted	46,914,077	46,914,077	43,279,025	46,139,978	46,139,978	42,693,212
[1] Includes stock-based compensation expense as follows:
Cost of revenue	$478	$478	$305	$1,321	$1,321	$815
Research and development	2,984	2,984	1,986	8,400	8,400	5,188
Sales and marketing	2,066	2,066	1,512	5,684	5,684	4,694
General and administrative	1,896	1,896	1,485	5,594	5,594	4,041
[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$901	$901	$853	$2,702	$2,702	$1,731
Sales and marketing	38	38	37	115	115	114
General and administrative	1	1	4	4	4	18
[3] Includes acquisition-related expenses as follows:
General and administrative	$115	$115	$87	$115	$115	$167
[4] Includes secondary public offering costs as follows:
General and administrative	$—	$—	$—	$205	$205	$—
[5] Includes litigation-related expenses as follows:
General and administrative	$—	$—	$—	$400	$400	$—

RAPID7, INC.
Reconciliation of Total Revenue to Calculated Billings (Unaudited)
(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Total revenue	$62,365	$65,507	$50,521	$175,321	$185,285	$143,209
Add: Deferred revenue, end of period	223,088	212,004	188,643	223,088	212,004	188,643
Less: Deferred revenue, beginning of period	224,400	216,499	180,429	225,393	224,500	169,063
Calculated billings	$61,053	$61,012	$58,735	$173,016	$172,789	$162,789
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Net loss	$(11,831)	$(10,543)	$(10,284)	$(42,525)	$(38,946)	$(32,466)
Interest income	(813)	(813)	(209)	(1,520)	(1,520)	(666)
Interest expense	1,679	1,679	11	1,681	1,681	81
Other (income) expense, net	(181)	(181)	(235)	67	67	(349)
Provision for (benefit from) income taxes	(155)	(155)	(2,325)	71	71	(2,009)
Depreciation expense	1,591	1,591	1,173	4,616	4,616	3,441
Amortization of intangible assets	1,069	1,069	894	3,121	3,121	1,863
Stock-based compensation expense	7,424	7,424	5,288	20,999	20,999	14,738
Acquisition-related expenses	115	115	87	115	115	167
Secondary public offering costs	—	—	—	205	205	—
Litigation-related expenses	—	—	—	400	400	—
Adjusted EBITDA	$(1,102)	$186	$(5,600)	$(12,770)	$(9,191)	$(15,200)

RAPID7, INC.
Adjusted Opening Consolidated Balance Sheet Under ASC 606 (Unaudited)
(in thousands)

Adjusted under ASC 606
January 1, 2018

Cash and cash equivalents	$51,562
Short-term investments	39,178
Accounts receivable, net	73,661
Deferred contract acquisition and fulfillment costs, current portion	7,844
Prepaid expenses and other current assets	8,907
Long-term investments	1,102
Property and equipment, net	8,589
Goodwill	83,164
Intangible assets, net	16,640
Deferred contract acquisition and fulfillment costs, non-current portion	19,321
Other assets	1,363
Total assets	$311,331
Accounts payable	$2,240
Accrued expenses	29,728
Deferred revenue, current portion	142,020
Other current liabilities	1,706
Deferred revenue, non-current portion	83,373
Other long-term liabilities	2,238
Total liabilities	261,305
Common stock	441
Treasury stock	(4,764)
Additional paid-in-capital	463,428
Accumulated other comprehensive loss	(39)
Accumulated deficit	(409,040)
Total stockholders’ equity	50,026
Total liabilities and stockholders’ equity	$311,331